                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of ____________, 1997 by and between Power Integrations, Inc., a California corporation ("PI California"), and Power Integrations Delaware Corporation, a Delaware corporation ("PI Delaware").

                                  WITNESSETH:
                                  ----------

     WHEREAS, PI Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, PI California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, PI Delaware has authority to issue 1,000 shares of Common Stock, par value $0.001 per share (the "PI Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by PI California;

     WHEREAS, on the date of this Merger Agreement, PI California has authority to issue 100,000,000 shares of Common Stock (the "PI California Common Stock"), of which ____________ shares are issued and outstanding, and 54,000,000 shares of Preferred Stock (the "PI California Preferred Stock"), of which 45,863,796 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for PI Delaware and PI California have determined that, for the purpose of effecting the reincorporation of PI California in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that PI California merge with and into PI Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of PI Delaware and PI California, the stockholders of PI California, and the sole stockholder of PI Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, PI California and PI Delaware hereby agree to merge as follows:

     1.   Merger.  PI California shall be merged with and into PI Delaware,
          ------
and PI Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2.   Governing Documents.  The Certificate of Incorporation of PI
          -------------------
Delaware shall be amended to read in full as follows:

     FIRST:    The name of the Corporation is Power Integrations, Inc.
     -----
               (hereinafter sometimes referred to as the "Corporation").

     SECOND:   The address of the registered office of the Corporation in the
     ------
               State of Delaware is Incorporating Services, Ltd., 15 East North
               Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or
     -----
               activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:
     ------

                                     STOCK
                                     -----

     The Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares of Preferred Stock the Corporation shall have authority to issue is 54,000,000, $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 100,000,000, $0.001 par value per share. The Preferred Stock shall be divided into six series, namely, "Series A Preferred Stock", consisting of 8,400,000 shares, "Series B Preferred Stock", consisting of 8,000,000 shares, "Series C Preferred Stock", consisting of 11,392,900 shares, "Series D Preferred Stock", consisting of 3,280,000 shares, "Series E Preferred Stock", consisting of 12,300,000 shares, and "Series F Preferred Stock", consisting of 10,091,000 shares.

     The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and, except as to the Series D Preferred Stock, to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

     The relative rights, preferences, privileges and restrictions granted to or imposed upon the shares of the respective series of Preferred Stock are as follows:

     1.   Dividends.
          ---------

          (a)  Dividend Rights. The holders of outstanding Preferred Stock shall
               ---------------
be entitled to receive in any fiscal year, if, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, distributions (as defined below) at the rate of Four Cents ($0.04) per annum, respectively, per share of Series A Preferred Stock and Series F Preferred Stock, Eight Cents ($0.08) per annum, respectively, per share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and Six Cents ($0.06) per annum per share of Series E Preferred Stock (as adjusted, in each case, for stock splits, stock dividends, recapitalizations and the like), prior and in preference to any distribution to the holders of Common Stock. Distributions may be declared and paid upon Common shares in any fiscal year of the Corporation only if distributions shall have been paid to or declared and set apart upon all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, at the rate set for such series for such fiscal year of the Corporation. The right to such distributions on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall not be cumulative and no right shall accrue to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared distribution bear or accrue interest. Any declared but unpaid distribution shall accrue interest at the minimum rate necessary to avoid imputed interest under the Internal Revenue Code of 1986, as amended, from the date such distribution was declared until the date such distribution is paid. After distributions shall have been paid to or declared and set apart upon the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock at the rate provided in this Article FOURTH, Section 1(a), for any one fiscal year of the Corporation, if the Board of Directors elects to declare additional distributions out of any assets legally available therefor, such additional distributions shall be declared on all shares of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the record date fixed for declaration of such distribution. Distributions, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding series of Preferred Stock contemporaneously, and if less than full dividends are paid or declared and set apart for payment, the same percentage of dividend rate will be paid on, or declared and set apart for payment on, each outstanding share of Preferred Stock.

          (b)  Definition of "Distribution." For purposes of this Article
               -----------------------------
FOURTH, Section 1, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of this Corporation (other than repurchases of Common Stock held by employees, directors or consultants of this Corporation pursuant to agreements providing for such repurchase upon the termination of such person's service to this Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

          (c)  Consent to Repurchases.  Each holder of shares of Preferred Stock
               ----------------------
shall be deemed to have consented to any repurchases by the Corporation of shares of Common Stock issued to or held by employees, directors or consultants pursuant to agreements providing for such repurchase upon the termination of such person's service to this Corporation.

     2.   Preference on Liquidation.
          -------------------------

          (a)  Amount, Priority, Etc.
               ---------------------

               (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's Common Stock, an amount equal to Fifty Cents ($0.50) per share of Series A Preferred Stock, One Dollar ($1.00) per share of Series B Preferred Stock, One Dollar ($1.00) per share of Series C Preferred Stock, One Dollar and Twenty-five Cents ($1.25) per share of Series D Preferred Stock, Seventy-five Cents ($0.75) per share of Series E Preferred Stock, and Fifty-five Cents ($0.55) per share of Series F Preferred Stock, for each such share held plus all declared and unpaid dividends thereon to the date fixed for distribution (as adjusted for stock splits, stock dividends, recapitalizations and the like). If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock the full amounts to which they shall be entitled pursuant to this Article FOURTH, Section 2(a)(i), the entire assets of the Corporation available for distribution shall be distributed to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock ratably according to the respective amounts which would be payable in respect of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

               (ii) After setting apart or paying in full the preferential amounts due the holders of the Preferred Stock pursuant to Article FOURTH,
Section 2(a)(i), the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of Preferred Stock and Common Stock, with the amount of such distribution for each share of Preferred Stock equal to the amount of such distribution for one share of Common Stock (each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets) multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible as of the date fixed for such distribution.

          (b)  Merger. The merger or consolidation of the Corporation into or
               ------
with another corporation in which this Corporation shall not survive or in which the stockholders of the Corporation shall receive in such transaction less than fifty percent (50%) of the voting securities of the surviving corporation or the sale, transfer or lease (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Article FOURTH, Section 2.

          (c)  Notice. In the event of any voluntary or involuntary liquidation,
               ------
dissolution or winding up of the Corporation, the Corporation shall, within twenty (20) days after the date the Board of Directors approves such action, or twenty (20) days prior to any stockholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock written notice of the proposed action. In addition to any other means of delivery, such notice shall be sent by facsimile transmission to any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock who has provided the Corporation with a facsimile transmission number in writing. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock upon consummation of the proposed action, and the date of delivery thereof. If any material change in the facts set forth in the written notice shall occur, the Corporation shall promptly give written notice of such material change to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

          (d)  Consummation of Liquidation. The Corporation shall not consummate
               ---------------------------
any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial written notice or twenty (20) days after the mailing of any subsequent written notice, whichever is later; provided that any such 30-day or 20-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

          (e)  Appraisal. In the event of any voluntary or involuntary
               ---------
liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers reasonably acceptable to a majority of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock to determine the value of the assets to be distributed to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

     3.   Voting.
          ------

          (a)  General.  Except as otherwise required by law or as set forth
               -------
herein, the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall be voted together and equally with the shares of the Corporation's Common Stock as one class at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the Corporation's Common Stock, upon the following basis: each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall be entitled to such number of votes for each share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the number of votes that would be accorded to the number of whole shares of the Corporation's Common Stock into which all of his or her shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

          (b)  Special Voting Rights and Restrictions upon Series D Preferred
               --------------------------------------------------------------
               Stock.
               -----

               (i) Election of Directors; Quorum. For so long as there shall be one million (1,000,000) shares of Series D Preferred Stock outstanding (as adjusted for any stock split, stock dividend, recapitalization or similar event) the holders of the Series D Preferred Stock shall be entitled to elect one (1) director of the Corporation, and the number of directors of the Corporation shall not exceed nine (9). The foregoing voting right may be exercised initially by unanimous written consent of the holders of all of the outstanding shares of Series D Preferred Stock, at a special meeting called pursuant to this Article FOURTH, Section 3(b)(i) or at an annual meeting and thereafter, at annual meetings of the stockholders of the Corporation. The director elected by the holders of Series D Preferred Stock shall continue in office until his successor shall be elected. Such director may be removed for cause in the same manner as any other director of the Corporation, but may be removed without cause only by the affirmative vote of a majority of the outstanding shares of Series D Preferred Stock given at a meeting specially called for such purpose. Should there be a vacancy in the directorship created by this Article FOURTH, Section 3(b)(i) for a period exceeding thirty (30) days for any reason, the appropriate officer of the Corporation shall, upon the written request of holders of record of thirty percent (30%) of the Series D Preferred Stock then outstanding addressed to the secretary of the Corporation, call a special meeting of holders of the Series D Preferred Stock for the purpose of electing such a director. At any meeting of stockholders at which a Series D Preferred Stock director is to be elected hereunder, the presence in person or by proxy of the holders of at least one-third of the then outstanding shares of Series D Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of the director (and any other business presented only to such series). The absence of a quorum of such series at any meeting of stockholders of the Corporation shall not prevent such other stockholders from electing other directors (or taking action not required to be presented to the Series D Preferred Stock). In lieu of the election of a director by the holders of the Series D Preferred Stock at a special meeting of the holders of Series D Preferred Stock contemplated hereby, the holders of all of the outstanding shares of Series D Preferred Stock may elect a director by unanimous written consent.

          (ii)  Voting Restrictions.  Notwithstanding the provisions of Article
                -------------------
FOURTH, Section 3(a) above, and except as provided in Article FOURTH, Section 3(b)(i), in this Article FOURTH, Section 3(b)(ii) and in Article FOURTH, Section 7, with respect to all matters on which holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock vote together with the Common Stock as a class, the Series D Preferred Stock shall be automatically voted for, against or in abstention, in proportion to the votes cast for, against or in abstention (whether at a meeting or by written consent) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock and where the aforesaid Preferred Stock is voted or takes action by written consent as a single class apart from the Common Stock, the Series D Preferred Stock shall automatically be voted for, against or in abstention, in proportion to the votes cast for, against or in abstention (whether at a meeting or by written consent) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock. In the following circumstances, however, the Series D Preferred Stock shall be voted by the holders thereof, in their absolute discretion but as a single class, as the case may be and as the matter is presented, either with the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, voting as a single class, or with the aforesaid Preferred Stock voting together with the Common Stock:

                     (1) in respect of any transaction involving a Change of Control (as defined below) of the Corporation, unless in such case a majority of the outstanding Series D Preferred Stock has elected to exercise the repurchase right provided in Article FOURTH, Section 6 below and the Corporation has legally available funds to effect such repurchase; and

                     (2) in respect of any conversion referred to in Article FOURTH, Section 4(a)(ii) below.

               (iii) Definition of Change of Control. A Change in Control shall
                     -------------------------------
be deemed to have occurred on the effective date of any one or more of the following events:

                     (1) a reorganization or merger under which a vote of the outstanding shares of the Corporation is required under the Delaware Corporations Code;

                     (2) the merger or consolidation of the Corporation into or with another Person (as defined below) in which the Corporation shall not survive or in which the stockholders of the Corporation shall receive in the transaction less than fifty percent (50%) of the voting securities of the surviving Person;

                     (3) the sale, lease or transfer of all or substantially all of the assets of the Corporation (but not including a transfer by pledge or mortgage to a bona fide lender);
              ---- ----

                     (4) any Person or Group (as such terms are defined in Regulation 13d under the Securities Act of 1934, as amended) shall acquire 40% or more of the Corporation's then outstanding Voting Stock (which shall mean any and all shares of common and preferred stock, capital stock, rights to purchase, warrants, options, participations of or interests in capital stock which then entitle the holder thereof or would, upon payment of an exercise or Conversion Price, entitle such holder to vote in the election of the directors of the Corporation); or

                     (5) during any twelve-month period, the individuals who constituted the Board of Directors at the beginning of such period shall cease to constitute two-thirds (2/3) thereof (but excluding, for purposes of calculating such two-thirds, any changes due to death, retirement at normal retirement age or the nomination by a group theretofore contractually entitled to nominate a director of a new individual in place of a previously nominated individual).

     4.   Conversion Rights.
          ------------------

          (a)  Optional and Automatic Conversion.  Each share of Series A
               ---------------------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall be convertible at the option of the holder thereof at any time into fully paid and nonassessable shares of Common Stock of the Corporation. Each and every share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock of the Corporation immediately upon the earlier of (i) the closing of a primary sale of the Corporation's securities in an underwritten registered public offering with an aggregate offering price to the public of at least Five Million Dollars ($5,000,000) and at a per share price not less than the greater of (A) One Dollar ($1.00) per share and (B) the then effective Conversion Price of the Series D Preferred Stock (in both cases adjusted to reflect stock splits, reverse stock splits, stock dividends and stock recapitalizations) or (ii) the vote or consent in writing of over fifty percent (50%) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock then outstanding, voting together as a single class (except as otherwise required by law) approving the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock into Common Stock.

          (b)  Conversion Price. The number of shares of Common Stock into which
               ----------------
each share of the Series A Preferred Stock may be converted shall be determined by dividing Fifty Cents ($0.50) by the Series A Conversion Price (determined as hereinafter provided) in effect at the time of the conversion. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing One Dollar ($1.00) by the Series B Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing One Dollar ($1.00) by the Series C Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted shall be determined by dividing One Dollar Twenty-Five Cents ($1.25) by the Series D Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series E Preferred Stock may be converted shall be determined by dividing Seventy-Five Cents ($0.75) by the Series E Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The number of shares of Common Stock into which each share of Series F Preferred Stock may be converted shall be determined by dividing Fifty-Five Cents ($0.55) by the Series F Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The initial Series A Conversion Price per share, Series B Conversion Price per share, Series C Conversion Price per share, Series D Conversion Price per share, Series E Conversion Price, and Series F Conversion Price per share at which shares of Common Stock shall be issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, as the case may be, shall be Forty-nine Cents ($0.49), Eighty-five and two-tenths Cents ($0.852), Eighty-five and two-tenths Cents ($0.852), Eighty-five Cents ($0.85), Sixty-nine and Six-tenths Cents ($0.696), and Fifty-three and nine tenths Cents ($0.539), respectively, subject to adjustment as provided in Article FOURTH, Section 5 hereof.

          (c)  Procedure for Conversion.  The holder of any shares of Series A
               ------------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the Corporation's principal office or at the office of any transfer agent of the Corporation for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as the case may be, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subsection 4(d) below. The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event the holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as the case may be, represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred

Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as the case may be, representing the unconverted portion of the certificate so surrendered.

          (d)  No Fractional Shares.  No fractional shares of Common Stock or
               --------------------
scrip shall be issued upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock. If more than one share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

          (e)  Taxes. The Corporation shall pay any and all issue and other
               -----
taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (f)  Common Stock Reserve. The Corporation shall at all times reserve
               --------------------
and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, the full number of shares of Common Stock issuable upon the conversion of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock at the time outstanding.

          (g)  Registration of Common Stock Issued Upon Conversion. If any
               ---------------------------------------------------
shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

          (h)  Status of Common Stock Issued Upon Conversion. All shares of
               ---------------------------------------------
Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          (i)  Status of Converted Stock. All certificates of Series A Preferred
               -------------------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock surrendered for conversion shall be appropriately canceled on the books of the Corporation, and the shares so converted shall be restored to the status of authorized but unissued Preferred Stock of the Corporation, undesignated as to series.

          (j)  Notice of Certain Events.  In case:
               ------------------------

               (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

               (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

               (iii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another Corporation or conveyance of all or substantially all of the assets of the Corporation to another Corporation; then, and in any such case, the Corporation shall cause to be mailed by first class mail to the transfer agent for the Preferred Stock, and to the holders of record of the outstanding Preferred Stock, at least twenty
(20) days prior to the date hereinafter specified, a notice stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger or conveyance is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. In addition to any other means of delivery, such notice shall be sent by facsimile transmission to any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F

Preferred Stock who has provided the Corporation with a facsimile transmission number in writing.

     5.   Adjustment of Conversion Price. The Conversion Price with respect to
          ------------------------------
the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, as the case may be, (the term "Conversion Price" as used herein without description as to a particular series of Preferred Stock shall refer to the respective conversion price of each series of Preferred Stock) from time to time in effect shall be subject to adjustment from time to time as follows:

          (a)  Stock Dividends, Stock Splits, Etc. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, concurrently with such subdivision, dividend or combination, as the case may be.

          (b)  Reorganization, Etc. In case of any capital reorganization or any
               -------------------
reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation (but not including any conveyance of assets deemed to be a liquidation, dissolution, or winding up of the Corporation pursuant to Article FOURTH, Section 2(b) above and without affecting the rights of the Series D Preferred Stock pursuant to Article FOURTH, Section 6 below), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.

          (c)  Lower Priced Issuances.
               ----------------------

               (i) Upon the issuance by the Corporation, at any time after the date of the filing of this Certificate of Incorporation, of Common Stock, or any right or option to purchase Common Stock or stock convertible into Common Stock, or any obligation, share of stock or other security convertible into or exchangeable for Common Stock for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, and/or the Series F Conversion Price in effect immediately prior to the time of such issue or sale, other than an issuance of stock or securities pursuant to subsection 5(a) or 5(b) or the issuance of shares of Common Stock upon conversion of any Preferred Stock, then, upon such issue or sale, the relevant Conversion Price shall be reduced to a price (calculated to the nearest tenth of a cent) determined by dividing:

                    (1) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (z) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale, by

                    (2) the sum of the number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any shares of stock of the Corporation outstanding immediately after such issue or sale.

               (ii) Calculation of Consideration, Outstanding Shares, Etc. For
                    -----------------------------------------------------
purposes of this subsection 5(c), the following provisions shall be applicable:

                    (1)  Cash Consideration. In the case of an issue or sale for
                         ------------------
cash of shares of Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                    (2)  Non-cash Consideration. In case of the issuance
                         ----------------------
(otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for a consideration other than cash or a consideration partly other than cash, the amount of the "consideration actually received" other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined by the Board of Directors.

                    (3)  Options, Warrants, Etc. In case of the issuance by the
                         ----------------------
Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed issued and "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common

Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                    (4)  Convertible Securities. In case of the issuance or
                         ----------------------
issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for Common Stock, all shares of Common Stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of Common Stock shall be deemed to be the total of (x) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                    (5)  Readjustment Upon Expiration of Options, Etc. On the

expiration of any rights or options referred to in subsection 5(c)(2)(3), or the termination of any right of conversion or exchange referred to in subsection 5(c)(2)(4), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, or upon the repurchase of shares of Common Stock which have been issued pursuant to the Corporation's stock option plan and were subject to repurchase upon the terms of the plan, each Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                    (6)  Non-triggering Issuances. Anything herein to the
                         ------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock as a result of the grant of options to purchase Common Stock, or the issuance of Common Stock to officers, employees, directors or consultants of the Corporation or its subsidiaries pursuant to stock option or stock purchase plans or agreements approved by the Corporation's Board of Directors; provided, that with respect to the Series D Preferred Stock, the Corporation shall be required to commence making such adjustments when in excess of 2,125,775 shares (net of repurchases, cancellations, terminations and expirations and adjusted for stock splits, stock dividends, recapitalizations and the like) of Common Stock have, after the date of the issuance of such Series D Preferred Stock, been subject to the grant of options or otherwise issued to officers, employees, directors or consultants of the Corporation or its subsidiaries pursuant to stock option plans, stock purchase plans or agreements approved by the Corporation's Board of Directors.

          (d)  Certificate of Adjustment. Upon the occurrence of each adjustment
               -------------------------
or readjustment of a Conversion Price pursuant to this Article FOURTH, Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and/or Series F Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(1) such adjustment or readjustment, (2) each Conversion Price at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his or her shares.

     6.   Change of Control Repurchase Right. In the event a Change of Control
          ----------------------------------
(as defined above) shall occur, the holders of the Series D Preferred Stock shall have the right to require that the Corporation repurchase, on the last day of the fiscal quarter of the Corporation following the effective date of the Change of Control (the "Change of Control Payment Date") all or any portion of such holders' outstanding Series D Preferred Stock at the Change of Control Purchase Price; provided that the foregoing repurchase right may be waived by the holders of a majority of the outstanding Series D Preferred Stock.

          (a)  Change of Control Purchase Price.  The Change of Control Purchase
               --------------------------------
Price per share of the Series D Preferred Stock shall be the original purchase price paid for the Series D Preferred Stock plus (i) an amount equal to 8% per annum, compounded annually, of such purchase price from the date of issuance of the series D Preferred Stock and less (ii) all cash dividends theretofore paid in respect of such Series D Preferred Stock.

          (b)  Repurchase Offer. Not less than 20 business days before the
               ----------------
effective date of the Change of Control (the "Change of Control Effective Date"), the Corporation shall mail to the holders of Series D Preferred Stock at their last registered addresses, notice of an offer to purchase (the "Change of Control Offer") . The Change of Control Offer shall remain open from the time of mailing until the fifth business day preceding the Change of Control Effective Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

               (i) that the Change of Control Offer is being made pursuant to this Article FOURTH, Section 6 and that all shares of Series D Preferred Stock duly tendered will be accepted for payment;

               (ii) the purchase price for the Series D Preferred Stock and the Change of Control Payment Date;

               (iii)  the name and address of the paying agent, if any;

               (iv) whether or not any shares of Series D Preferred Stock not tendered will continue to remain outstanding;

               (v) that the holders electing to have their shares of Series D Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their shares of Series D Preferred Stock to the Corporation prior to the close of business on the Change of Control Effective Date;

               (vi) that holders will be entitled to withdraw their election with respect to any or all of the Series D Preferred Stock tendered if the Corporation, not later than the close of business on the business day that is three business days preceding the Change of Control Effective Date, receives a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series D Preferred Stock the holder had previously delivered for purchase and a statement that such holder is withdrawing this election to have some or all of such shares purchased;

               (vii) that holders whose shares of Series D Preferred Stock are purchased only in part will be issued shares representing the unpurchased portion of the Series D Preferred Stock surrendered;

               (viii) the instructions that holders must follow in order to tender their shares of Series D Preferred Stock; and

               (ix) the circumstances and relevant facts regarding such Change of Control.

     On the Change of Control Payment Date, the Corporation shall (i) accept for payment shares of Series D Preferred Stock tendered pursuant to the Change of Control Offer, and (ii) deposit with the paying agent, if any, money or securities not subject to investment letter or other similar restriction on free marketability and listed or approved for listing upon notice of issuance on a national securities exchange or designated or approved for designation upon issuance as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., sufficient to pay the purchase price of all securities so tendered, as the case may be. The Corporation or the paying agent, if any, shall promptly mail to the holder of shares of Series D Preferred Stock so accepted for payment an amount equal to the Change of Control Purchase Price, and the transfer agent shall promptly issue and mail to such holders a new certificate for any unpurchased portion of the shares of Series D Preferred Stock surrendered.

     7.   Changes Affecting Preferred Stock.
          ----------------------------------

          (a)  Series A Preferred Stock, Series B Preferred Stock, Series C
               ------------------------------------------------------------
Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock.  Except
-----------------------------------------------------------------------
where a separate series vote is required by law, so long as at least 3,000,000 shares of Series A Preferred Stock, or 2,000,000 shares of Series B Preferred Stock, or 1,100,000 shares of Series C Preferred Stock, or 2,000,000 shares of Series E Preferred Stock, or 2,750,000 shares of Series F Preferred Stock are outstanding (in each case, as adjusted for any stock split, stock dividend, reclassification or similar event), the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least fifty percent (50%) of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E

Preferred Stock, and Series F Preferred Stock outstanding, voting together as a class, (1) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock; (2) increase or decrease the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock; (3) amend the provisions of this Article FOURTH, Section 7(a);
(4) create any new class or series of shares of preferred stock on a parity with or prior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock with respect to dividends or liquidation preference; (5) sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of its assets (other than for the purposes of securing payment of any contract or obligation); or (6) merge or consolidate with or into any other corporation except into or with a wholly owned subsidiary.

          (b)  Series D Preferred Stock. So long as at least 1,000,000 shares of
               ------------------------
Series D Preferred Stock are outstanding (as adjusted for any stock split, stock dividend, reclassification or similar event), the Series D Preferred Stock shall be counted together with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock entitled to vote thereon for purposes of determining whether there has been approval by at least 50% of such Preferred Stock as required by Article FOURTH,
Section 7(a) above for any of the actions enumerated in clauses (1), (2) and (3) thereof, provided that, insofar as any of the foregoing would adversely affect the Series D Preferred Stock, so long as at least 1,000,000 shares of Series D Preferred Stock are outstanding (as adjusted as aforesaid), the Corporation shall take no such action without first obtaining the approval of the holders of at least two-thirds (2/3rds) of such Series D Preferred Stock, voting as a separate series, except that no such separate vote of the Series D Preferred Stock shall be required (i) with respect to clause (3) unless the manner in which the Series D Preferred Stock would be affected thereby would be different from the manner in which the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock would be affected or (ii) with respect to clause (1) if such separate vote would not be required under clause (3) and if the only reason for such separate vote (in the absence of this exception) would be the indirect effect of a new class or series of Preferred Stock on the powers, preferences, privileges or rights of any outstanding series of Preferred Stock.

     FIFTH:    The following provisions are inserted for the management of the
     -----
               business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering which results in the automatic conversion of the Corporation's Preferred Stock (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

     SIXTH:
     -----

          A. The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class
               I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class
               II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class
               III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

     SEVENTH:  The Board of Directors is expressly empowered to adopt, amend or
     -------
               repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class .

     EIGHTH:   A director of the Corporation shall not be personally liable to
     ------
               the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware
               General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH:    The Corporation reserves the right to amend or repeal any
     -----
               provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other
                            --------  -------
               provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

     The Certificate of Incorporation of PI Delaware, as amended herein, shall continue to be the Certificate of Incorporation of PI Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The Bylaws of PI Delaware, in effect on the Effective Date, shall continue to be the Bylaws of PI Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

     3.   Directors and Officers.  The directors and officers of PI California
          ----------------------
shall become the directors and officers of PI Delaware upon the Effective Date and any committee of the Board of Directors of PI California shall become the members of such committees for PI Delaware.

     4.   Succession.  On the Effective Date, PI Delaware shall succeed to PI
          ----------
California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     5.   Further Assurances.  From time to time, as and when required by PI
          ------------------
Delaware or by its successors and assigns, there shall be executed and delivered on behalf of PI California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in PI Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PI California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of PI Delaware are fully authorized in the name and on behalf of PI California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6.   Stock of PI California.
          ----------------------

          a.   Common Stock.  Upon the Effective Date, by virtue of the Merger
               ------------
and without any action on the part of the holder thereof, each share of PI California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of PI Delaware Common Stock.

          b.   Preferred Stock.  Upon the Effective Date, by virtue of the
               ---------------
Merger and without any action on the part of the holder thereof, each share of each series of PI California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of PI Delaware Preferred Stock of an equivalent series.

     7.   Stock Certificates.  On and after the Effective Date, all of the
          ------------------
outstanding certificates which prior to that time represented shares of PI California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of PI Delaware stock into which the shares of PI California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of PI Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to PI Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of PI Delaware stock evidenced by such outstanding certificate as above provided.

     8.   Options and Warrants.  Upon the Effective Date, each outstanding
          --------------------
option, warrant or other right to purchase shares of PI California stock, including those options granted under the 1988 Stock Option Plan, the 1997 Stock Option Plan and the 1997 Outside Directors Stock Option Plan (the "Option Plans") of PI California, shall be converted into and become an option, warrant, or right to purchase the identical number of shares of PI Delaware stock at a price per share equal to the exercise price of the option, warrant or right to purchase PI California stock, and upon the same terms and subject to the same conditions as set forth in the Option Plans and other agreements entered into by PI California pertaining to such options, warrants, or rights. A number of shares of PI Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of PI California stock so reserved as of the Effective Date. As of the Effective Date, PI Delaware shall assume all obligations of PI California under agreements pertaining to such options, warrants, and rights, including the Option Plans, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

     9.   Other Employee Benefit Plans.  As of the Effective Date, PI Delaware
          ----------------------------
hereby assumes all obligations of PI California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date, including but not limited to the 1997 Employee Stock Purchase Plan. A number of shares of PI Delaware stock shall be reserved for purposes of such plans equal to the number of shares of PI California stock so reserved as of the Effective Date. As of the Effective Date, PI Delaware shall assume all obligations of PI California under agreements pertaining to such plans, and the outstanding rights granted pursuant thereto.

     10.  Outstanding Common Stock of PI Delaware.  Forthwith upon the Effective
          ---------------------------------------
Date, the One Hundred (100) shares of PI Delaware Common Stock presently issued and outstanding in the name of PI California shall be canceled and retired and resume the status of authorized and unissued shares of PI Delaware Common Stock, and no shares of PI Delaware Common Stock or other securities of PI Delaware shall be issued in respect thereof.

     11.  Covenants of PI Delaware.  PI Delaware covenants and agrees that it
          ------------------------
will, on or before the Effective Date:

          a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which PI California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of PI Delaware. In connection therewith, PI Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

          b. File any and all documents with the California Franchise Tax Board necessary to the assumption by PI Delaware of all of the franchise tax liabilities of PI California.

     12.  Amendment.  At any time before or after approval and adoption by the
          ---------
stockholders of PI California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of PI Delaware and PI California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

     13.  Abandonment.  At any time before the Effective Date, this Merger
          -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either PI California or PI Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of PI Delaware and the stockholders of PI California.

     14.  Counterparts.  In order to facilitate the filing and recording of this
          ------------
Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of PI California and PI Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                       POWER INTEGRATIONS DELAWARE
                                       CORPORATION, a Delaware corporation


                                       By: ________________________________
                                           Howard F. Earhart, President


                                       POWER INTEGRATIONS, INC., a California
                                       corporation


                                       By: ________________________________
                                           Howard F. Earhart, President

                            CERTIFICATE OF SECRETARY

                                       OF

                    POWER INTEGRATIONS DELAWARE CORPORATION

                            (a Delaware corporation)


     I, Robert Staples, the Secretary of Power Integrations Delaware Corporation, a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its President under the corporate seal of the Corporation and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated ____________, 1997.

     Executed effective on the ____________ day of _________, 1997.



                                       ____________________________________
                                       Robert G. Staples

                           CERTIFICATE OF APPROVAL OF

                        AGREEMENT AND PLAN OF MERGER OF

                            POWER INTEGRATIONS, INC.

                           (a California corporation)


     Howard F. Earhart and Robert G. Staples certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Power Integrations, Inc., a California corporation (the "Corporation").

     2. This Certificate is attached to the Agreement and Plan of Merger dated as of ____________, 1997, providing for the merger of the Corporation with and into a Delaware corporation.

     3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on September __, 1997.

     4. The total number of outstanding shares of the Corporation entitled to vote on the merger was ____________ shares of Common Stock, 7,900,000 shares of Series A Preferred Stock, 7,489,000 shares of Series B Preferred Stock, 11,170,400 shares of Series C Preferred Stock, 3,200,000 shares of Series D Preferred Stock, 7,013,396 shares of Series E Preferred Stock and 9,091,000 shares of Series F Preferred Stock.

     5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the total number of outstanding shares of Common Stock and a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting separately as a class.

Dated:  ____________, 1997.


                                       ___________________________________
                                       Howard F. Earhart, President


                                       ____________________________________
                                       Robert G. Staples, Secretary

     The undersigned, Howard F. Earhart and Robert G. Staples, President and Secretary, respectively, of Power Integrations, Inc., a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed at San Jose, California, on ____________, 1997.



                                       ____________________________________
                                       Howard F. Earhart, President


                                       ____________________________________
                                       Robert G. Staples, Secretary